Exhibit 10.39

SECOND AMENDMENT

TO THE

AMENDED AND RESTATED

SYKES ENTERPRISES, INCORPORATED

DEFERRED COMPENSATION PLAN

This Second Amendment to the Amended and Restatement Sykes Enterprises, Incorporated Deferred Compensation Plan is made and entered into by Sykes Enterprises, Incorporated (the “Company”) this 17th day of August, 2016, and shall be effective for all purposes as of January 1, 2017, unless a different date is set forth below.

W I T N E S S E T H:

WHEREAS, the Company has previously adopted the Sykes Enterprises, Incorporated Deferred Compensation Plan (the “Plan”); and

WHEREAS, pursuant to the terms of the Plan, the Company is authorized and empowered to amend the Plan; and

WHEREAS, the Company has determined that it is appropriate to amend the Plan to expand eligibility and matching contributions.

NOW, THEREFORE, paragraphs 2.01 and 2.04 of the Plan is hereby amended to read as follows:

2.01 The Administrator shall have the sole and exclusive discretion to establish the criteria to determine those eligible to participate from among the officers of SYKES who hold the offices currently designated by the titles of Director, Senior Director, Executive Director, Vice President, Global Vice President, Senior Vice President, Executive Vice President, Chief Executive Officer and President, as well as those employees who are expected to receive an annualized base salary (which will not take into account bonuses or commissions) that exceeds the amount taken into account for purposes of determining highly compensated employees under Section 414(q) of the Code based on the current year’s base salary and applicable dollar amounts. Employees meeting the criteria established by the Administrator shall become Participants effective as of the January 1 or July 1 which next follows the date they have met the criteria. Participation in the Plan shall cease once the Participant becomes entitled to a distribution (other than an in-service benefit distribution) in accordance with Article IV.

2.04 SYKES will match a portion of amounts deferred by Participants who hold the offices currently designated by the titles of President, Chief Executive Officer, Executive Vice President, Senior Vice President, Global Vice President and Vice President on a quarterly basis as follows: fifty percent (50%) match on the amount deferred by the Participants, provided, that the matching contribution amount shall not exceed $12,000.00 per year for the President, Chief Executive Officer, and Executive Vice Presidents or $7,500.00 per year for Senior Vice Presidents, Global Vice Presidents and Vice Presidents. All other Participants shall be entitled to a matching contribution equal to 50% of the amount deferred by the Participants, provided, that the matching contribution for each such Participant shall not exceed $5,000.00 per year. The total amount of the matching contribution made to this Plan will be made in the form of SYKES common stock, valued as of the Valuation Date for which the matching contribution is applicable, based on the closing price of a share of SYKES common stock as of such date as reported by the securities market on which SYKES common stock is sold (or if such date is not a trading date, the closing price as of the next preceding trading date). If there is more than one securities market on which SYKES common stock is traded, the Administrator shall determine the appropriate market for determining the common stock’s value for this purpose. If SYKES common stock is not traded on a securities market, the stock’s value will be determined by the Administrator in good faith. To the extent that dividends are paid on the SYKES common stock shares that have been credited to a Participant’s Matching Contribution Account under the Plan, such dividend payments will be reinvested under the Plan as of the ex-dividend date. This Section 2.04 is hereby effective with respect to amounts deferred for Plan Years beginning January 1, 2017. Amounts deferred for prior Plan Years to that date are subject to the matching contribution provisions as set forth in the Plan documents prior to this Amendment.

IN WITNESS WHEREOF, this Second Amendment has been executed and is effective as of the date set forth herein.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ James T. Holder
“COMPANY”

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